Exhibit 10.1

                    INTELLECTUAL PROPERTY PURCHASE AGREEMENT

     This Purchase Agreement is made as of the 31st day of January, 2002, by and between, ENTERNET, INC., a Nevada Corporation (BUYER), with its principal place of business in Phoenix, Arizona, and ICYBERDATA, INC. a Washington Corporation with its principal place of business in Tampa Florida, (SELLER). The Buyer and the Seller are referred to collectively herein as the "Parties").

                                    RECITALS:

     A.  Seller  owns  certain  assets  that  are   hereinafter   described  and
specifically set forth in Exhibit A.

     B. The Seller has offered to sell to the Buyer and the Buyer has agreed to purchase said assets from the Seller for Common Shares of Stock and Cash.

     NOW, THEREFORE, in consideration of the premises and the mutual premises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

     1. DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all material charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, and damages. Dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all attorneys fees and court costs.

     "BANKRUPTCY" means, with respect to any Person, the happening of any of the following:

          the filing of an application by such Person for, or consent to, the appointment of a trustee over all or substantially all of its assets;

          the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its liability to pay its debts as they come due;

          the making by such Person of a general assignment for the benefit of creditors;

          the filing by such Person of an answer admitting the material allegations of, or its consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceedings; or

          the entry of an order, judgment, or decree by any such court of competent jurisdiction adjudicating such Person bankrupt or appointing a trustee over its assets, and such order, judgment, or decree continuing unstayed and in effect for a period of 60 consecutive days.

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     "BUYER" has the meaning set forth in the Recitals above.

     "CLOSING" has the meaning set forth in Section 3 below.

     "CLOSING DATE" has the meaning set forth in Section 3 below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission.

     "BUYER'S SHARE" means any share of the common stock, par value $.001 per share, of the Buyer.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, logos, trade names, and corporate names and registrations and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof; (d) computer software, data, and documentation; (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and
marketing   plans,  and  proprietary   rights,   and  (g)  copies  and  tangible
embodiments.

     "BUYER'S SHARE PRICE" has the meaning set forth in Section 2 below.

     "PARTY" has the meaning set forth in the preface above.

     "PERSON"  means an individual or a corporation,  association,  partnership,
joint   venture,   organization,   business,   trust  or  any  other  entity  or
organization, including a government or any subdivision or agency thereof.

     "PURCHASE PRICE" has the meaning set forth in Section 2 below.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, all rules and regulations promulgated thereunder.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

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     "SECURITY  INTEREST"  means  any  mortgage,   pledge,   security  interest,
encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, and similar liens (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLER" has the meaning set forth in the preface above.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), outcome duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     2. PURCHASE AND SALE OF THE SELLER'S INTELLECTUAL PROPERTY

     BASIC TRANSACTION. On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, the intellectual property as set forth in Exhibit A

     At the Closing, the Buyer shall deliver to the Seller the following consideration

     a. 500,000 shares of the common stock of the Buyer restricted pursuant to Rule 144 of the Securities Act.

     b. An additional 500,000 shares of the common stock of the Buyer restricted pursuant to Rule 144 of the Securities Act shall be remitted to the Seller in 100,000 share increments for each $10,000,000 in revenues generated by the Intellectual Property. 100,000 shares shall have "piggy back" rights of registration.

     c. A promissory note in the principal amount of $786,000, comprised of $750,000 and $36,000 as operating expenses for December 2001 and January 2002, with interest at a rate of 7% per annum, payable within six (6) months of the closing with the following schedule.

          (i) initial payment of $136,000 Feb 15, 2002

          (ii) monthly payments of $130,000 due on the 15th day of March, April, May, June and July of 2002.

     d. If the buyer defaults on any payment in Section 2 (c), the buyer will deliver to the seller an additional 28,000 shares of common stock for every week or portion thereof that payments are in arrears.

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     3. THE  CLOSING of the  transaction  contemplated  by this  Agreement  (the
"Closing") shall take place within ten (10) days after the successful transfer of the intellectual property as described in Exhibit A and approved by the Buyer. The location of the closing shall at the offices of the Buyer at 11811 N. Tatum Suite 3031 Phoenix, AZ 85028 unless the Parties mutually agree upon another location.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     a. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a) with respect to himself or itself only.

          (i) ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is also authorized to transact business, and is in good standing in all other jurisdictions where it conducts business.

          (ii) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including, with respect to the Company, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as bankruptcy, insolvency, reorganization, moratorium or similar laws may limit enforcement. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other Person in order to consummate the transactions contemplated by this Agreement.

          (iii) NONCONTRAVENTION.Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject (or, with respect to the Company, any provision of its charter or bylaws) or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, crate in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

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          (iv)  CERTAIN  OCCURRENCES.  Seller (a) has not  suffered  an event of
Bankruptcy within one year prior to the date hereof, (b) within the last 10 years, has not violated any provision of any statute, regulation, rule (whether such statute, regulation or rule is criminal or civil in nature), judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, if the effect of any such violation would have a material adverse effect on the rights intended to be granted to buyer under this Agreement, (c) is not the subject of any proceeding or investigation relating to any of the matters described in clause (b) above, and (d) is not aware of any threatened investigation by any governmental agency relating to any of the matters described in clause (b) above.

          (v) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (vi) INTELLECTUAL PROPERTY. The Seller owns beneficially all of the Intellectual Property free and clear of any restrictions on transfer, claims, Taxes, Security Interests, options, rights or contracts.

          (vii) INVESTMENT. The Seller is not acquiring the Buyers Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act provided, however, that nothing in this Section 3(a)(vii) shall restrict any of the rights of the Seller with respect to registration and/or sale of the Buyers Shares as specifically contemplated and/or permitted in this Agreement.

          (viii) DISCLOSURE. The representations and warranties of the Seller contained in this Section 4(a) do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4(a) not misleading.

     B. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4(b) are correct and complete as of the date of this agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4(b).

          (i) ORGANIZATION OF THE BUYER.The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

          (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar, laws or equitable principles relating to or limiting creditors' rights generally. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

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
          (iii) NONCONTRAVENTION.Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

          (v) ABILITY TO CARRY OUT THE AGREEMENT.The Buyer is not subject to or bound by any provision of:

               (a) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

               (b) any articles or certificate of incorporation or bylaws;

               (c) any mortgage, deed or trust, lease, note, stockholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or any kind or character whatsoever; or

               (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator; that would prevent, or be violated by, or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a default as a result of, the execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby, nor is the consent of any Person under any contract or agreement to which the Buyer is a party, which consent has not been obtained, required for the execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby.

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          (vi)  CAPITALIZATION.  The Buyer is authorized to issue: (1) 1,000,000 shares of common stock $.001 per value per share pursuant to this Agreement. Approximately 10,500,000 shares were issued and outstanding on January 21, 2002. All of the Buyers Shares to be issued pursuant to this Agreement have been duly authorized and will not have been issued in violated of any preemptive rights and shall be free from Security Interests or other encumbrances. None of the Buyers Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale of transfer thereof (except as provided in this Agreement).

          (vii) LITIGATION. There is no Litigation pending or, to the Buyer's knowledge, threatened against the Buyer in, before or by any court or arbitrator or governmental agency or authority which could have a material adverse effect on the business, operations, results of operations, assets, properties, or financial condition of the Buyer.

          (viii) DISCLOSURE. The representations and warranties of the Buyer contained in this Section 4(b) do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4(b) not misleading.

     5. FURTHER ASSURANCES.

          (i) Each Party will at any time and from time to time execute and deliver additional agreements and documents, including documents of conveyance and transfer, and take such other action as may be reasonably necessary to consummate, confirm or evidence the transactions contemplated in this Agreement.

          (ii) The Seller will enter into any amendment to this Agreement reasonably requested by the Buyer and intended by the Buyer to affect the federal, state or local tax consequences to the Buyer of the transactions contemplated herein, but only if such amendment does not result in any additional cost or detriment to the Seller than the transaction contemplated by this Agreement.

     6. CONDITIONS TO OBLIGATIONS REGARDING CLOSING.

     a. CONDITION TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions.

          the representations and warranties set forth Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          the Seller shall have performed and complied with all of his covenants and those of the Company hereunder in all material respects through the Closing;

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          no action,  suit, or proceeding shall be pending or threatened  before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely in any material respect the right of the Buyer to own, operate, or control the Company shares or any of the Company (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

          the Company shall have delivered to the Buyer a copy of the resolutions of the shareholder and Board of Directors of the Company authorizing the transactions contemplated pursuant to this Agreement, which resolutions shall be certified by an officer of the Company.

     b. CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions.

          the representations and warranties set forth in Section 4(a) above shall be true and correct in all material respects at and as of the Closing Date;

          the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          no action, suit, or proceeding shall be pending or threatened before any Court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect) or (C) affect adversely in any material respect the right of the Sellers to own the Buyer's Shares (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

          the Buyer shall have delivered to the Sellers a copy of the resolutions of the Board of Directors or the Executive Committee of the Buyer authorizing the transactions contemplated pursuant to this Agreement, which resolutions shall be certified by an officer of the Buyer; and

          the Seller may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

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     7. TERMINATION.

     a. TERMINATION OF AGREEMENT. The Parties may terminate this Agreement by mutual consent at any time prior to the Closing; .

     b. EFFECT OF TERMINATION. If this Agreement terminates pursuant to Section 6(a) above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

     8. MISCELLANEOUS.

     THE SELLERS.

     a. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     b. ENTIRE AGREEMENT.This Agreement (including the Schedules and Exhibits hereto and the documents referred to herein) constitutes the entire agreement among the Parties with regard to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral that may have related in any way to the subject matter hereof.

     c. SUCCESSION AND ASSIGNMENT.This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the written approval of the Buyer and the Seller.

     d. COUNTERPARTS/FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts and may be executed by facsimile signature, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     e. HEADINGS.  The section headings  contained in this Agreement is inserted
for  convenience   only  and  shall  not  effect  in  any  way  the  meaning  or interpretation of this Agreement.

     f. NOTICES. All notices, requests, demands, claims, and other communications hereunder, including notices, requests, demands, claims and other communications will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below.

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         If to the Seller:    Dr. James P. Armstrong
                              10711 Lassam Road.
                              Richmond, BC V7E 2C2

         If to the Buyer:     Mr. Craig Robson
                              11811 N. Tatum Suite 3031
                              Phoenix AZ

         Copy to:             Carl P. Ranno
                              2816 East Windrose Dr.
                              Phoenix, AZ 85032

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth.

     g. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Internal laws (and not the law governing conflicts of laws) of the State of Nevada.

     h. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     i. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expression of the time within which the judgment may be appealed.

     j. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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IN WITNESS  WHEREOF,  the Parties  hereto have executed this Agreement or caused this Agreement to be executed on the date first above written.

BUYER:                                         SELLER

Enternet, Inc                                  iCyberData, Inc


By: /s/ Craig Robson                           By: /s/ James P. Armstrong
   ----------------------------                   ----------------------------
   Craig Robson, President                        James P. Armstrong, Director

                                       11
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                                    EXHIBIT A

                              INTELLECTUAL PROPERTY


     The property acquired will be the name ICYBERDATA COURT SUITE(C) and the following nine case management systems: Drug court, Domestic violence, Traffic court, DUI court, Mediation, Child Advocacy, Juvenile court, Family court and Animal court. It shall also include, software, source codes, all tools comprising the software development environment to complete, maintain, update and execute the software suite (i.e. compilers, linkers, debuggers, computers), and associated documentation (i.e. requirement documentation, software design documentation, user manuals, development manuals, training materials, marketing collateral) and all software algorithms and formulas associated with the ICYBERDATA COURT SUITE. All customer contracts, customization proposals any and all other agreements, approvals, licenses, leases, and all records, financial statements, portfolio and all other records and documentation necessary to properly operate the business of ICYBERDATA COURT SUITE(C).

     The ID NET, which is an ASP service. It shall also include, software, source codes, all tools comprising the software development environment to complete, maintain, update and execute the software suite (i.e. compilers, linkers, debuggers, computers), and associated documentation (i.e. requirement documentation, software design documentation, user manuals, development manuals, training materials, marketing collateral) and all software algorithms and formulas associated with ID NET. All customer contracts, customization proposals any and all other agreements, approvals, licenses, leases, and all records, financial statements, portfolio and all other records and documentation necessary to properly operate the business of ID NET.

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